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                                                                  EXHIBIT 10.5.2





                           STATE COMMUNICATIONS, INC.







                  ============================================


                       PREFERRED STOCK PURCHASE AGREEMENT

                                13,186,665 SHARES

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                  ============================================







                              DATED: JULY 29, 1999

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I -- SUBSCRIPTION FOR THE PREFERRED SHARES...........................1
         1.1  Purchase and Sale..............................................1
         1.2  Closing........................................................2
         1.3  Separate Agreements............................................2
         1.4  Use of Proceeds................................................2
ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................2
         2.1  Organization and Standing......................................2
         2.2  Corporate Power................................................3
         2.3  Validity; Binding Obligation...................................3
         2.4  Financial Statements...........................................3
         2.5  Consents.......................................................4
         2.6  Capitalization.................................................4
         2.7  Validity and Rights of Preferred Shares........................5
         2.8  Registration Rights............................................5
         2.9  Securities Laws................................................5
         2.10  Absence of Undisclosed Liabilities............................5
         2.11  Subsidiaries..................................................6
         2.12  Litigation and Claims.........................................6
         2.13  Title to Properties...........................................6
         2.14  Intellectual Property Rights..................................6
         2.15  Compliance with Other Instruments.............................7
         2.16  Compliance with Law...........................................7
         2.17  Employees.....................................................7
         2.18  Employee Benefit Plans........................................8
         2.19  Compliance with Environmental Laws............................8
         2.20  Insurance.....................................................9
         2.21  Material Contracts and Agreements.............................9
         2.22  Taxes.........................................................10
         2.23  Investment Company............................................11
         2.24  Labor Relations...............................................11
         2.25  No Conflict of Interest.......................................12
         2.26  Small Business Matters........................................12
         2.27  Year 2000 Compliance..........................................12
         2.28  Full Disclosure...............................................12
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..............13
         3.1  Organization...................................................13
         3.2  Power..........................................................13
         3.3  Binding Obligation.............................................13
         3.4  Consents.......................................................13
         3.5  Investment Purposes............................................13
         3.6  Accredited Investor............................................14
         3.7  Legend on Certificates.........................................14
ARTICLE IV -- CONDITIONS TO THE PURCHASERS' OBLIGATIONS......................14
         4.1  Delivery of Certificates.......................................14


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         4.2  Representations and Warranties, Performance of Obligations.....14
         4.3  No Material Effect.............................................15
         4.4  Litigation.....................................................15
         4.5  Applicable Law.................................................15
         4.6  Articles of Amendment..........................................15
         4.7  Stockholders' Agreement; Registration Rights Agreement.........15
         4.8  Consents.......................................................15
         4.9  Certification of Satisfaction of Conditions....................15
         4.10  Opinion of Counsel............................................15
         4.11  Performance of Obligations....................................15
         4.12  Taxes.........................................................15
         4.13  Fees and Disbursements of Purchasers' Counsel.................16
         4.14  Board of Directors............................................16
         4.15  Good Standing Certificates....................................16
         4.16  No Liens......................................................16
         4.17  Key Person Life Insurance.....................................16
         4.18  Non-Competition Agreement.....................................16
         4.19  SBA Documents and Information.................................16
         4.20  Amendment to Series A Preferred Stock Designations............16
         4.21  Evidence of Cancellation of Indebtedness......................16
ARTICLE V -- CONDITIONS TO THE COMPANY'S OBLIGATION..........................17
         5.1  Tender by Purchasers...........................................17
         5.2  Representations and Warranties; Performance of Covenants.......17
         5.3  Stockholders'  Agreement; Registration Rights Agreement........17
         5.4  Applicable Law.................................................17
         5.5  Consents.......................................................17
         5.6  Performance of Obligations.....................................17
         5.7  Articles of Amendment..........................................17
         5.8  Evidence of Cancellation of Indebtedness.......................17
ARTICLE VI -- ADDITIONAL COVENANTS OF THE COMPANY............................18
         6.1  Securities Law Filings.........................................18
         6.2  Transactions with Substantial Holders..........................18
         6.3  Business and Financial Covenants...............................18
         6.4  Corporate Existence, Business, Maintenance, Insurance..........20
         6.5  Payment of Taxes; ERISA........................................21
         6.6  Books and Records, Compliance..................................21
         6.7  Directors' and Officers' Liability Insurance...................21
         6.8  Repurchase of Preferred Shares.................................21
         6.9  Compensation...................................................22
         6.10  Key Person Life Insurance.....................................22
         6.11  SBA Requirements..............................................22
ARTICLE VII -- INFORMATION...................................................22
         7.1  Audited Annual Financial Statements............................22
         7.2  Quarterly Unaudited Financial Statements.......................22
         7.3  Monthly Unaudited Financial Statements.........................23
         7.4  Management's Analysis..........................................23
         7.5  Budgets........................................................23
         7.6  Inspection.....................................................23



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         7.7  Other Information..............................................24
ARTICLE VIII -- EXPENSES.....................................................25
         8.1  Expenses of Directors..........................................25
         8.2  Legal Fees and Other Expenses..................................25
         8.3  Finder's Fee...................................................25
         8.4  Other Expenses.................................................25
ARTICLE IX -- MISCELLANEOUS..................................................25
         9.1  Survival.......................................................25
         9.2  Indemnification................................................25
         9.3  Transfer and Termination of Rights.............................26
         9.4  Binding Effect.................................................26
         9.5  Amendment......................................................27
         9.6  Governing Law..................................................27
         9.7  Notices........................................................27
         9.8  Headings.......................................................27
         9.9  Regulatory Requirements........................................27
         9.10  Counterparts..................................................28


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                         LIST OF EXHIBITS AND SCHEDULES


EXHIBIT A              Articles of Amendment
EXHIBIT B              Amended and Restated Stockholders' Agreement
EXHIBIT C              Amended and Restated Registration Rights Agreement
EXHIBIT D              Non-Disclosure and Non-Competition Agreement
EXHIBIT E              Amendment to the Series A Preferred Stock Designations
EXHIBIT F              Joinder Agreement


SCHEDULE  I       List of Purchasers
SCHEDULE  2.1(b)  Jurisdictions Where Company is Qualified
SCHEDULE  2.4(a)  Financial Statements
SCHEDULE  2.4(b)  Changes Since Last Financial Statements
SCHEDULE  2.6(b)  Stock Ledger
SCHEDULE  2.10    Liabilities
SCHEDULE  2.13    Title to Properties
SCHEDULE  2.14    Intellectual Property
SCHEDULE  2.18    Employee Benefit Plans
SCHEDULE  2.20    Insurance
SCHEDULE  2.21    Material Contracts and Agreements
SCHEDULE  2.24    Labor Relations
SCHEDULE  2.25    No Conflict of Interest

                       PREFERRED STOCK PURCHASE AGREEMENT

                              13,186,665 SHARES OF
                     SERIES B CONVERTIBLE PREFERRED STOCK OF
                           STATE COMMUNICATIONS, INC.


         This PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into on this 29th day of July, 1999 by and among STATE COMMUNICATIONS, INC., a South Carolina corporation (the "Company"), and each of the purchasers named in Schedule I attached hereto (collectively, the "Purchasers" and each, individually, a "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Purchasers desire to purchase from the Company, and the Company desires to issue and sell to the Purchasers, 13,186,665 shares of Series B Convertible Preferred Stock of the Company (the "Preferred Shares") on the terms and conditions hereinafter set forth for a purchase price of $3.75 per share, constituting an aggregate purchase price of $49,449,993.75.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:


                                    ARTICLE I
                      SUBSCRIPTION FOR THE PREFERRED SHARES

         1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, each Purchaser hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to each Purchaser, on the Closing Date (as hereinafter defined), the number of Preferred Shares set forth opposite such Purchaser's name in column A of Schedule I, for a purchase price of $3.75 per share to be paid as follows:

                  (i) On the Closing Date, each Purchaser shall deliver to the Company by wire transfer of immediately available funds the amount set forth opposite such Purchaser's name in column C of Schedule I; and

                  (ii) deliver to the Company evidence of the cancellation or satisfaction of the principal amount of the debt owed to such Purchaser by the Company in the amount set forth opposite such Purchaser's name in column D of Schedule I; and

                  (iii) with respect to Boston Millennia Partners and Boston Millennia Associates I, within seven (7) days of the Closing Date such Purchaser shall deliver to the Company in the aggregate $7,000,001.25 by wire transfer of immediately available funds as payment in full for the subscription receivable set forth opposite their names in column E of Schedule I.

         1.2 Closing. The closing of the purchase and sale of the Preferred Shares (the "Closing") shall be held on July 29, 1999 or such other date as the parties shall mutually agree upon (the "Closing Date"), at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia, or at such other mutually acceptable place. On the Closing Date, the Company shall deliver to each Purchaser duly issued stock certificates representing the number of Preferred Shares to be purchased by such Purchaser. The Purchasers shall pay the cash purchase price for the Preferred Shares by wire transfer of immediately available funds to an account designated by the Company.

         1.3 Separate Agreements. The purchases by the Purchasers hereunder shall be separate and several transactions. The obligations of each Purchaser hereunder shall be several and not joint, and this Agreement shall for all purposes be construed and deemed to be a separate agreement between the Company and each Purchaser, acting severally and not jointly, with the same effect as though a separate agreement with each Purchaser to the effect herein provided were hereby entered into between the Company and each Purchaser.

         1.4 Use of Proceeds. The proceeds of the sale of the Preferred Shares will be used by the Company for general corporate purposes as determined appropriate by the Board of Directors of the Company.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Purchaser as follows:

         2.1  Organization and Standing.

                  (a) Each of the Company and the Subsidiaries (as defined in Section 2.11) is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina.

                  (b) The Company and the Subsidiaries are currently engaged in the business of providing local exchange and long distance telecommunication services to residential customers and the small business market (the "Business"). Each of the Company and the Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of the Company or any Subsidiary to conduct the Business or which would impair the Company's ability to perform its obligations in any material respect under the Documents, as such term is defined in Section 2.2 hereof (a "Material Adverse Effect"). Schedule 2.1(b) identifies each jurisdiction in which the Company and each Subsidiary is currently qualified to do business as a foreign corporation.

                  (c) The Company has delivered to Purchasers' counsel true and complete copies of the Articles of Incorporation and Bylaws of the Company, including all amendments thereto, as



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presently in effect. On the Closing Date, but prior to the Closing, the Company shall cause to be filed with the Secretary of State of South Carolina its Articles of Amendment in substantially the form annexed hereto as Exhibit A containing the Designations, Rights and Preferences of the Preferred Shares (the "Articles of Amendment"). Except for (i) the Articles of Amendment; (ii) Articles of Amendment regarding the Designations, Rights and Preferences of the Series A Convertible Preferred Stock; and (iii) the amendment of the Bylaws to reflect the terms of the Documents, the Articles of Incorporation and Bylaws of the Company will not be amended prior to the Closing Date.

                  (d) The Company and the Subsidiaries have all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on the Business as now being conducted and necessary to own, operate and lease their properties and assets.

         2.2 Corporate Power. The Company has the requisite corporate power to execute and deliver this Agreement, the Amended and Restated Stockholders' Agreement, in substantially the form attached hereto as Exhibit B (the "Stockholders' Agreement"), the Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the "Registration Rights Agreement") (this Agreement, the Stockholders' Agreement and the Registration Rights Agreement shall be collectively referred to herein as the "Documents") and to perform its obligations hereunder and thereunder.

         2.3 Validity; Binding Obligation. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms. The other Documents have each been duly authorized by the Company and, when executed and delivered by the Company and the other parties named therein, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms. The issuance, sale and delivery of the Preferred Shares have been, or prior to the Closing Date will be, duly authorized by all necessary corporate action by the Company.

         2.4 Financial Statements. (a) Schedule 2.4(a) contains a true and complete copy of:

                           (i) the audited balance sheet of the Company for the
                  year ended December 31, 1998 and the related unaudited statements of operations, stockholders' equity and cash flows of the Company for the year ended December 31, 1998; and

                           (ii) the unaudited consolidated balance sheet of the
                  Company for the five-month period ended May 31, 1999 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of the Company for such period (the financial statements referred to in clauses (i) and (ii) of this Section 2.4(a) being collectively referred to as the "Financial Statements").

                  (b) The Financial Statements have been prepared in accordance with generally accepted accounting principles (except that such unaudited financial statements do not contain all of



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

the required footnotes or normal recurring year-end adjustments) applied on a consistent basis during the respective periods covered thereby. The Financial Statements are correct and complete and present fairly the financial position of the Company at the date of the balance sheets included therein and the results of operations and cash flows of the Company for the respective periods covered by the statements of operations and cash flows included therein. Except as set forth on Schedule 2.4 (b), since the date of the Financial Statements (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business which in the aggregate have not been materially adverse, and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially and adversely affected by any occurrence or development, individually or in the aggregate, whether or not covered by insurance.

         2.5 Consents. No consent, approval or authorization of, or qualification, designation, declaration or filing with, or notice to any governmental authority on the part of the Company is required in connection with
(i) the valid execution and delivery of the Documents, and (ii) the offer, sale or issuance of the Preferred Shares (and the Common Stock issuable upon conversion of the Preferred Shares), except (A) the filing of the Articles of Amendment in the Office of the Secretary of State of South Carolina, which filing will be accomplished on or prior to the Closing Date, (B) the filing of a Form D with the Securities and Exchange Commission, (C) the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Preferred Shares (and the Common Stock issuable upon conversion of the Preferred Shares) under any applicable state securities laws, which qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing, as required by such laws and (D) such consents, approvals and authorizations as have been obtained by the Company prior to Closing.

         2.6 Capitalization. (a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.001 par value (the "Common Stock"), and 20,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), 4,791,668 of which have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") and 14,133,329 of which have been designated as Series B Convertible Preferred Stock. Immediately after the Closing, (i) 11,133,253 shares of Common Stock will be issued and outstanding, (ii) 4,711,672 shares of Series A Preferred Stock will be issued and outstanding, (iii) 13,186,665 shares of Series B Preferred Stock will be issued and outstanding, (iv) 4,951,747 options, warrants or other rights to purchase or otherwise acquire shares of Common Stock will be outstanding, and
(v) such number of shares of Common Stock as shall be necessary to effect the conversion of the Preferred Stock will be reserved for future issuance upon conversion of Preferred Stock. Immediately after the Closing upon receipt of the Purchase Price, all such issued and outstanding shares of capital stock of the Company will be duly authorized and validly issued and outstanding, fully paid and nonassessable.

                  (b) Schedule 2.6(b) contains a true and correct copy of the Company's current stock transfer ledger reflecting the record holders of the Company's equity securities and the number of shares held of each. Each of Shaler P. Houser and Charles L. Houser (individually, a "Founder" and collectively, the "Founders") is the lawful owner, of record and beneficially, of the number of shares of Common Stock set forth opposite the name of each Founder on Schedule 2.6(b). Each Founder has good and marketable title to, and all other incidents of record and beneficial ownership of, such shares, free and clear of any liens, claims and encumbrances, other than the restrictions set forth in the Stockholders' Agreement or the Liquidation Proceeds Agreements attached to Schedule 2.6(b) (the "Liquidation Agreements").

                  (c) Except as set forth in paragraph (a) above or as disclosed on Schedule 2.6(b), immediately after the Closing, there will be no outstanding
(i) securities convertible into or exchangeable for shares of capital stock of the Company, (ii) options, warrants or other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock, or (iii) contracts, agreements or commitments relating to the issuance by the Company of any shares of such capital stock, any such convertible or exchangeable securities, or any such options, warrants or other rights. Except for the Stockholders' Agreement, the Liquidation Agreements or the Investment Agreement by and among Seruus Telecom Fund, L.P., the Company and certain individuals named therein, dated February 19, 1998, there are no voting trusts, voting agreements, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Company to which the Company or, to the Company's knowledge, any of its stockholders is a party.

                  (d) The Company has reserved, and at all times from and after the date hereof will keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, sufficient shares of Common Stock to provide for the conversion of all Preferred Shares.

         2.7 Validity and Rights of Preferred Shares. The Preferred Shares, when issued to the Purchasers pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will have the designations, preferences, limitations, and relative rights set forth in the Articles of Amendment. Any and all shares of Common Stock issued upon conversion of the Preferred Shares (the "Conversion Shares"), when issued, will be validly issued, fully paid and nonassessable.

         2.8 Registration Rights. Except for the rights granted under the Registration Rights Agreement and except as set forth in the Amended and Restated Registration Rights Agreement dated February 19, 1998 between the Company and Seruus Telecom Fund, L.P. and the Registration Rights Agreement dated May 27, 1999 between the Company and Nortel Networks Inc., no person or entity has any right to cause the Company to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any shares of its capital stock.

         2.9 Securities Laws. Subject to the accuracy of the representations and warranties of the Purchasers contained in Article III hereof, the offering, sale and purchase of the Preferred Shares contemplated hereby are exempt from registration under the Securities Act. The issuance of all other shares of capital stock of the Company on or before the date hereof is being or has been made in compliance with the Securities Act and all applicable state securities or blue sky laws. All offering documents used and oral disclosure made in connection with the offer or sale of any of the Company's securities prior to the date hereof have been correct in all material respects and have not contained any untrue statements of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

         2.10 Absence of Undisclosed Liabilities. Except as set forth on
Schedule 2.10, as of the date hereof, neither the Company nor any Subsidiary has a material liability or obligation of any nature (whether accrued, contingent, absolute or otherwise) or any material loss contingency (as such term is used in the Statement of Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975), which was not adequately disclosed or provided for in the Financial Statements.

         2.11 Subsidiaries. Except as set forth in Schedule 2.11, the Company has no Subsidiaries (as hereinafter defined). The Company does not own, or have the right to acquire, any securities or other equity or ownership interest in any corporation, partnership, limited liability company, association or other entity. "Subsidiary" means a corporation, partnership, limited liability company or any other form of legal entity of which the Company, at the time in respect of which such term is used, owns directly, or controls with power to vote, directly or indirectly through one or more Subsidiaries, more than fifty percent (50%) of the voting securities.

         2.12 Litigation and Claims. There are no actions at law, suits in equity or other proceedings or investigations in any court, tribunal or by or before any other governmental or public authority or agency or any arbitrator or arbitration panel or any governmental or private third-party insurance agency, pending or, to the knowledge of the Company, threatened against or affecting the Company or that would question the validity or enforceability of this Agreement, the Documents, or any of the transactions contemplated hereby and thereby. The Company is not in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitrator or arbitration panel.

         2.13 Title to Properties. Each of the Company and the Subsidiaries has good and marketable title to its properties and assets and has good title to all its respective leasehold interests, in each case subject to no mortgage, pledge, lien, encumbrance or charge, other than as set forth on Schedule 2.13 hereto.
Schedule 2.13 accurately lists with respect to the personal property owned (or purported to be owned) by the Company or the Subsidiaries (i) each financing statement, deed, agreement or other instrument which has been filed, recorded or registered pursuant to any United States federal, state or local law or regulation that names the Company or a Subsidiary as debtor or lessee or as the grantor or the transferor of the interest created thereby, and (ii) as to each such financing statement, deed, agreement or other instrument, the names of the debtor, lessee, grantor or transferor and the secured party, lessor, grantee or transferee and the name of the jurisdiction in which such financing statement, deed, agreement or other instrument has been filed, recorded or registered. Except as set forth on Schedule 2.13, neither the Company nor any Subsidiary has signed any agreement or instrument authorizing any secured party thereunder to file any such financing statement, deed, agreement or other instrument.

         2.14 Intellectual Property Rights. Each of the Company and the Subsidiaries owns or possesses the rights to use, free from any restrictions or conflicts with the rights of others claiming through the Company or Subsidiary, all copyrights, trademarks, service marks, trade names, patents and intellectual property licenses, and all rights with respect to the foregoing, necessary for the conduct of the Business as now conducted and as proposed to be conducted, and is in compliance in all material respects with the terms and conditions, if any, of all such copyrights, trademarks, service marks, trade names, patents and intellectual property licenses and the terms and conditions of any agreements relating thereto. Except as set forth on Schedule 2.14, there are no outstanding options, licenses, or material agreements of any kind relating to the foregoing, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Neither the Company nor any Subsidiary has received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the Company's knowledge, none of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of their best efforts to promote the interests of the Company or any Subsidiary or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or any Subsidiary's business by the employees of the Company, nor the conduct of the Company's or any Subsidiary's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. It is not currently and will not in the future be necessary for the Company to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

         2.15 Compliance with Other Instruments. Neither the Company nor any Subsidiary is in violation of or in default under any term of its organizational documents, any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree, nor is in violation of any applicable order, statute, rule or regulation except for such violations or defaults as are not expected to have a Material Adverse Effect, and to the Company's knowledge there is no state of facts which, with the passage of time or giving of notice or both, would constitute any such violation or default that would in the aggregate have a Material Adverse Effect. The execution, delivery and performance of and compliance with the Documents, the issuance of the Preferred Shares (and the Conversion Shares) and the consummation of any other transaction contemplated by the Documents have not resulted and will not result in any such violation, or be in conflict with, or constitute a default under any of the foregoing, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any Subsidiary.

         2.16 Compliance with Law. Each of the Company and the Subsidiaries is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, would have a Material Adverse Effect. Neither the execution, delivery or performance of this Agreement or the other Documents nor the consummation of the transactions contemplated by the Documents will cause the Company or any Subsidiary to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency.

         2.17 Employees. To the knowledge of the Company, (i) no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the intellectual property of the Company or the relationship of any such employee with such entity or any other party and (ii) no key employee has or intends to terminate his or her employment relationship with the Company. The Company believes that its relationship with its employees are good and the relationship among its employees is good.

         2.18 Employee Benefit Plans. (a) The Company has not since inception, nor does it currently sponsor, maintain, contribute to or participate in a Multiemployer Plan or a "defined benefit plan" within the meaning of Section 3(35) of ERISA covering employees of the Company; (b) except as set forth on
Schedule 2.18, none of the Employee Benefit Plans is an "employee pension benefit plan", or an "employee welfare benefit plan", within the meaning of
Section 3(3) of ERISA; (c) there are no pending or, to the best of the Company's knowledge, threatened claims, lawsuits, or arbitrations against any Employee Benefit Plan or any fiduciary thereof; (d) each Employee Benefit Plan is, and has been, operated in compliance in all material respects with the applicable provisions of federal and state law; (e) the Company has, or prior to the Closing Date will have, paid in full all insurance premiums or otherwise met all other funding obligations with regard to all Employee Benefit Plans for policy years or other applicable policy funding periods ending on or before the Closing Date; and (f) upon termination of employment of any employee, neither the Company nor any employee will incur any liability for any severance or termination pay, pension, profit-sharing or other post-retirement benefit, including but not limited to life, health and welfare benefits, or other similar payment, except as set forth on Schedule 2.18. For purposes of this representation, "Employee Benefit Plans" shall mean bonus, pension, benefit, welfare, profit-sharing, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, and any employment contracts or executive compensation agreements, written or oral, in each of the foregoing cases, which cover or covered, are or were maintained for the benefit of, or relate or related to, any or all current or former employees of the Company.

         2.19 Compliance with Environmental Laws. (a) Each of the Company and the Subsidiaries is, and will continue to be, in compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing the Business with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, recycling, transportation, labeling or disposal of waste materials or process by-products except for noncompliance as is not expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing. All material licenses, permits or registrations required for the Business as presently conducted and proposed to be conducted, under any federal, state, or local environmental laws, regulations or ordinances have been or will, in a timely manner, be obtained or made.

                  (b) No release, emission or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or hazardous waste, as defined under the Resource Conservation and Recovery Act, or air pollutants as defined under the Clean Air Act, or pollutants, as defined under the Clean Water Act, by the Company or any Subsidiary has occurred or is presently occurring on or from any property owned or leased by the Company or any Subsidiary in excess of federal, state or local permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or any state or local law governing the protection of health and the environment or under any other federal, state or local laws or regulations (then or now applicable, as the case may be).

                  (c) Neither the Company nor the Subsidiary has (1) owned, operated or, to its knowledge, occupied a site or structure on or in which any hazardous substance was or is stored, transported or disposed of in violation of any federal, state or local environmental laws, regulations or ordinances at such time as such site or structure was owned, occupied or operated by the Company or any Subsidiary or at any other time, or (2) transported or arranged for the transportation of any hazardous substance other than in full compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing the Business or the storage, transportation or disposal of hazardous substances. Neither the Company nor any Subsidiary has caused or been held legally responsible for any release or threatened release of any hazardous substance, or received notification from any federal, state or other governmental authority of any such release or threatened release, or that the Company or any Subsidiary may be required to pay any costs or expenses incurred or to be incurred in connection with any efforts to mitigate the environmental impact of any release or threatened release, of any hazardous substance from any site or structure owned, occupied or operated by the Company or any Subsidiary.

         2.20 Insurance. The Business has fire, casualty, liability, and business interruption insurance policies with recognized insurers, in such amounts and with such coverage as set forth on Schedule 2.20.

         2.21 Material Contracts and Agreements. (a) Schedule 2.21 sets forth all written and oral agreements or understandings of the Company or any Subsidiary, either existing or pending, which:

                           (i) provide for the future purchase by the Company or
                  any Subsidiary of products or services in excess of $100,000;

                           (ii) involve the Company or any Subsidiary and any
                  director, officer, or employee of the Company or any Subsidiary;

                           (iii) provide for the borrowing of money or a line of
                  credit by the Company or any Subsidiary or a leasing transaction of a type required to be capitalized by the Company or any Subsidiary in accordance with generally accepted accounting principles;

                           (iv) provide for the sale, assignment, or other
                  disposition of any asset with a value in excess of $100,000 or any material right of the Company or any Subsidiary;

                           (v) provide for the licensing or distribution of the
                  Company's or any Subsidiary's products and services by, or establish an agency relationship with, any other party;

                           (vi) provide for the lease by the Company or any
                  Subsidiary of any real or personal property involving lease payments in excess of $100,000 per year;

                           (vii) restrict the Company or any Subsidiary from
                  engaging in any business activity, restrict either Founder in the performance of his obligations and responsibilities to the Company or any Subsidiary, or create any other obligation or liability of either Founder arising from any prior employment;

                           (viii) to the knowledge of the Company, restrict any
                  other officer or key employee of the Company from engaging in any business activity, restrict any such officer or key employee in the performance of his or her obligations and responsibilities to the Company, or create any other obligation or liability of any such officer or key employee arising from his employment with the Company or any prior employment;

                           (ix) provide for a guaranty, surety, indemnity, or
                  other financial support by the Company or any Subsidiary to any person or entity;

                           (x) grant to any person or entity a right to acquire
                  the assets, business or operations of the Company or any Subsidiary or grant a security interest in or lien on any asset or right of the Company or any Subsidiary; or

                           (xi) are otherwise material to the Company or any
                  Subsidiary or its business or assets.

                  (b) Each agreement or understanding set forth on Schedule 2.21 is in full force and effect and constitutes a valid and binding obligation of the Company or Subsidiary (except as enforceability may be affected by bankruptcy or other similar laws relating to or affecting the rights of creditors generally) and, to the knowledge of the Company, all other parties thereto. Each of the Company and, where applicable, each Subsidiary and Founder has in all respects performed the obligations required to be performed by it or him and is not in default or alleged to be in default in any material respect under any such agreement or understanding. There exists no event or condition which, after notice or lapse of time, or both, would constitute such a default. To the knowledge of the Company, there are no material defaults by any other party to any such agreement or understanding. The Company has delivered to the Purchasers correct and complete copies of all documents set forth on Schedule 2.21.

                  (c) No agreement or understanding to which the Company or Subsidiary is a party (i) restricts the Company or Subsidiary from engaging in the Company's business as now being conducted and as proposed to be conducted, or (ii) grants to any person or entity, other than the Company, any right, title, or interest in any invention or know-how conceived by the employees of the Company and related to the business of the Company or any Subsidiary.

         2.22 Taxes. All federal, state and other tax returns of the Company and each Subsidiary required by law to be filed have been duly filed and all federal, state and other taxes, assessments, fees and other federal governmental charges upon the Company, the Subsidiaries or any of their respective properties, incomes or assets that are due and payable have been paid. No extensions of the time for the assessment of deficiencies have been granted to the Company or any Subsidiary in connection with any federal tax, assessment, fee or other federal governmental charge. There are no liens, claims or encumbrances on any properties or assets of the Business imposed or arising as a result of the delinquent payment or the non-payment of any tax, assessment, fee or other governmental charge. Neither the Company nor any Subsidiary:

                           (i) has assumed and is liable for any federal, state
                  or other income tax liability of any other person, including any predecessor corporation, as a result of any purchase of assets or other business acquisition transaction; and

                           (ii) has indemnified any other person or otherwise
                  agreed to pay on behalf of any other person tax liability growing out of or which may be asserted on the basis of any tax treatment adopted with respect to all or any aspect of such a business acquisition transaction.

The charges, accruals and reserves, if any, on the books of the Company in respect of federal, state and local corporate franchise and income taxes for all fiscal periods to date are adequate in accordance with generally accepted accounting principles, and the Company knows of no additional unpaid assessments for such periods or other governmental charges payable by the Company in connection with the execution and delivery of this Agreement, the Documents or the offer, issuance, sale or delivery of the Preferred Shares by the Company, other than stock transfer taxes, recording fees and filing fees in connection with state securities or "blue sky" filings. The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.

         2.23 Investment Company. The Company is not an "investment company", or an "affiliated person" of an "investment company", or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the Company is not an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

         2.24 Labor Relations. The Company is not engaged in any unfair labor practices. Except as set forth on Schedule 2.24, there is:

                           (i) no unfair labor practice complaint pending or, to
                  the best of the

                  Company's knowledge, threatened against the Company before the National Labor Relations Board or any court or labor board, and no grievance or arbitration proceedings arising out of or under collective bargaining agreements is so pending or, to the best of the Company's knowledge, threatened,

                           (ii) no strike, lock-out, labor dispute, slowdown or
                  work stoppage pending or, to the best of the Company's knowledge, threatened against the Company, and

                           (iii) no union representation or certification
                  question existing or pending with respect to the employees of the Company, and, to the best knowledge of the Company, no union organization activity taking place.

         2.25 No Conflict of Interest. Except as set forth in Schedule 2.25, the Company is not indebted, directly or indirectly, to any of its officers or employees who is the beneficial owner of one percent or more of the outstanding voting power or the outstanding common equity (on a fully diluted basis) of the Company (a "Substantial Holder"), or to any affiliate of a Substantial Holder, in any amount whatsoever. To the best knowledge of the Company, no Substantial Holders or any of their affiliates are indebted to any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company. Except as contemplated by the Documents, no Substantial Holder, or, to the best of the Company's knowledge, any affiliate of a Substantial Holder, has a direct or indirect interest in any contract with the Company or any of the Subsidiaries.

         2.26 Small Business Matters. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, ss. 121.101), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, ss. 121.201. The information regarding the Company and its affiliates set forth in SBA Form 480, Form 652 and Part A of Form 1031 delivered at the Closing is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to those Purchasers that so request at the Closing. The Company does not engage in any activities for which a "small business investment company" is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder (including Title 13, Code of Federal Regulations, ss. 107.720).

         2.27 Year 2000 Compliance. The Company has (a) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could reasonably be expected to be relevant to whether it is Year 2000 Complaint, (b) developed a plan and timeline for ensuring that it is Year 2000 Compliant on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Based upon the foregoing, the Company reasonably believes that it is Year 2000 Compliant as of the Closing Date.

         2.28 Full Disclosure. This Agreement, the other Documents, and any report, statement or other writing furnished to the Purchasers by or on behalf of the Company in connection with the negotiation of this Agreement and the other Documents and the sale of the Preferred Shares, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact which is necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, each with respect to itself only, as follows:

         3.1 Organization. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Such Purchaser was not organized for the specific purpose of acquiring the Preferred Shares.

         3.2 Power. Purchaser has the requisite corporate, partnership or other power to execute and deliver the Documents and to perform its obligations thereunder, and the execution and delivery by such Purchaser of the Documents, the performance by such Purchaser of the transactions contemplated thereby and the purchase of and payment for the Preferred Shares by such Purchaser, have been duly authorized by all necessary corporate, partnership or other action on the part of such Purchaser.

         3.3 Binding Obligation. This Agreement has been duly executed and delivered by such Purchaser, and constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms. The other Documents, when executed and delivered by such Purchaser and the other parties listed therein, will constitute valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms.

         3.4 Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of such Purchaser is required in connection with the valid execution and delivery of the Documents or the purchase of and payment for the Preferred Shares, or the consummation of any other transaction contemplated by the Documents.

         3.5 Investment Purposes. (a) Such Purchaser is acquiring the securities solely for such Purchaser's account for investment and not with a view to, or for resale in connection with, the distribution thereof, except for any distribution thereof effected in compliance with the Securities Act.

                  (b) Such Purchaser understands that: (i) the purchase of the Preferred Shares is a speculative investment which involves a high degree of risk of loss of such holder's investment therein; (ii) there are substantial restrictions on the transferability of Preferred Shares and the Conversion Shares under the terms of the Stockholders' Agreement and the applicable provisions of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder and under applicable state securities or "blue sky" laws; and (iii) at the Closing, and for an indeterminate period following the Closing, there will be no public market for the

Preferred Shares or the Conversion Shares and, accordingly, that it may not be possible to readily liquidate an investment in the Company, if at all.

                  (c) Such Purchaser has been advised and understands that: (i) the offer and sale of the Preferred Shares and the Conversion Shares have not been registered under the Securities Act; (ii) the Preferred Shares and the Conversion Shares must be held indefinitely and such Purchaser must continue to bear the economic risk of the investment in the Preferred Shares and the Conversion Shares unless the offer or sale of the Preferred Shares or the Conversion Shares is subsequently registered under the Securities Act or an exemption from such registration is available; (iii) there is not currently any public market for the Preferred Shares or the Conversion Shares; (iv) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of the Company, including the Preferred Shares or the Conversion Shares, and when and if the Preferred Shares or the Conversion Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule; (v) restrictive legends described in Section 3.7 shall be placed on the certificates representing the Preferred Shares or the Conversion Shares; and
(vi) a notation shall be made in the appropriate records of the Company indicating that the Preferred Shares or the Conversion Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Preferred Shares or the Conversion Shares.

                  (d) Such Purchaser is aware that, except as expressly provided in the Registration Rights Agreement, there exists no right to require registration of the Preferred Shares or the Conversion Shares and such Purchaser must bear the economic risk of the investment in the Preferred Shares and the Conversion Shares.

         3.6 Accredited Investor. Each Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

         3.7 Legend on Certificates. Each Purchaser has been advised by the Company that the certificates representing the Preferred Shares (and Conversion Shares) will bear an appropriate legend to the effect that the shares represented by such Certificates have not been registered under the Securities Act, and may not be transferred in the absence of an effective registration statement under the Securities Act or an exemption from such registration under said Act, and such additional legends as may be called for by the Stockholders' Agreement.


                                   ARTICLE IV
                    CONDITIONS TO THE PURCHASERS' OBLIGATIONS

         The obligation of each of the Purchasers to purchase the Preferred Shares hereunder shall be subject to the satisfaction, prior to or concurrently with such purchase, of the following conditions:

         4.1 Delivery of Certificates. Such Purchaser shall have received duly executed stock certificates representing the Preferred Shares being purchased by such Purchaser.

         4.2 Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         4.3 No Material Adverse Effect. No event or events shall have occurred and no condition or conditions shall exist, which individually or in the aggregate would have a Material Adverse Effect, including without limitation, any such events or conditions which occurred prior to, or existed on the date of this Agreement, but were not explicitly disclosed herein or in a Schedule hereto.

         4.4 Litigation. There shall not be any litigation, investigation, claim or proceeding of or before any court, arbitrator or governmental authority pending or threatened with respect to any of the Documents or the transactions contemplated thereby.

         4.5 Applicable Law. Such Purchaser's purchase of and payment for the Preferred Shares shall not be prohibited by any applicable law, court order or governmental regulation and shall not subject such Purchaser to any tax, penalty, liability or other condition under or pursuant to any applicable law, court order or governmental regulation.

         4.6 Articles of Amendment. The Articles of Amendment shall have been filed in the Office of the Secretary of State of South Carolina and shall be in full force and effect on the Closing Date.

         4.7 Stockholders' Agreement; Registration Rights Agreement. Prior to or at the Closing, the Stockholders' Agreement and the Registration Rights Agreement shall have been executed and delivered by each of the parties thereto.

         4.8 Consents. All governmental authorizations, consents, approvals or exemptions required to issue the Preferred Shares pursuant to this Agreement shall have been obtained, and all necessary governmental filings shall have been made.

         4.9 Certification of Satisfaction of Conditions. The Company shall have delivered to the Purchasers a certificate, dated the Closing Date, and signed by the President of the Company, certifying to the satisfaction of the conditions set forth in Sections 4.2, 4.3 and 4.4.

         4.10 Opinion of Counsel. The Purchasers shall have received the opinion of Wyche, Burgess, Freeman & Parham, P.A., counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Purchasers and the Purchasers' counsel covering such matters as the Purchasers and their counsel may reasonably request.

         4.11 Performance of Obligations. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Purchasers, and the Purchasers or their counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request, which shall include, without limitation, a copy of each of the Documents, duly executed by each party thereto, and a copy of the Articles of Amendment certified to be a true and complete copy thereof by the Secretary of State of the State of South Carolina.

         4.12 Taxes. Any taxes, fees and other charges due and payable in connection with the issuance and sale of the Preferred Shares shall have been paid in full by the Company.

         4.13 Fees and Disbursements of Purchasers' Counsel. Purchasers' counsel shall have received payment from the Company of its fees and disbursements in connection with the consummation of the transactions contemplated herein.

         4.14 Board of Directors. The Articles of Amendment and Bylaws of the Company shall provide that the Board of Directors shall be set at nine and the nominees of the Purchasers shall have been duly elected to the Company's Board of Directors in accordance with the terms of the Stockholders' Agreement.

         4.15 Good Standing Certificates. The Company shall deliver a good standing certificate dated within 10 days of the Closing Date for each jurisdiction in which they are organized or qualified to do business.

         4.16 No Liens. The Company shall have delivered evidence, satisfactory to the Purchasers and Purchasers' counsel, that there are no liens, other than those set forth on Schedule 2.13 hereto, on the assets or properties of the Company.

         4.17 Key Person Life Insurance. The Company shall have obtained key person life insurance on the life of Shaler P. Houser in an aggregate amount of not less than $5,000,000 with the proceeds thereof payable to the Purchasers.

         4.18 Non-Competition Agreement. The Company and each of the individuals that are party to the Stockholders' Agreement shall have entered into a Non-Disclosure and Non-Competition Agreement in substantially the form of Exhibit D attached hereto.

         4.19 SBA Documents and Information. The Company shall have executed and delivered to each Purchaser that so requests forms and information required by the rules and regulations of the United States Small Business Administration, including without limitation, a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652 and information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031.

         4.20 Amendment to Series A Preferred Stock Designations. The Certificate of Designations for the Series A Preferred Stock (the "Series A Designations") shall have been amended in a manner that is in substantially the form of Exhibit E attached hereto.

         4.21 Evidence of Cancellation of Indebtedness. Each Purchaser paying a portion of its subscription proceeds through the cancellation of debt owed to such Purchaser by the Company shall have delivered evidence of the cancellation of satisfaction of such debt in form mutually acceptable to the parties.


                                    ARTICLE V
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligation of the Company to issue and sell the Preferred Shares shall be subject to the satisfaction, prior to or concurrently with such issuance and sale, of the following conditions:

         5.1 Tender by Purchasers. At the Closing, each of the Purchasers shall have tendered the cash consideration set forth on Schedule I attached hereto.

         5.2 Representations and Warranties; Performance of Covenants. The representations and warranties of each Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, and each Purchaser shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         5.3 Stockholders' Agreement; Registration Rights Agreement. Prior to or at the Closing, the Stockholders' Agreement and the Registration Rights Agreement shall have been executed and delivered by each of the parties thereto.

         5.4 Applicable Law. The Purchasers' purchase of the Preferred Shares shall not be prohibited by any applicable law, court order or governmental regulation and there shall not be any litigation, investigation or proceeding of or before any court, arbitrator or governmental authority pending or threatened with respect to any of the Documents or the transactions contemplated thereby.

         5.5 Consents. All governmental authorizations, consents, approvals or exemptions required by the Company to issue and sell the Preferred Shares pursuant to this Agreement shall have been obtained, and all necessary governmental filings shall have been made.

         5.6 Performance of Obligations. All proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Company and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request, which shall include, without limitation, a copy of each of the Documents, duly executed by each party thereto.

         5.7 Articles of Amendment. The Articles of Amendment shall have been filed in the Office of the Secretary of State of South Carolina and shall be in full force and effect on the Closing Date.

         5.8 Evidence of Cancellation of Indebtedness. Each Purchaser paying a portion of its subscription proceeds through the cancellation of debt owed to such Purchaser by the Company shall have delivered evidence of the cancellation of satisfaction of such debt in form mutually acceptable to the parties.


                                   ARTICLE VI
                       ADDITIONAL COVENANTS OF THE COMPANY

         The Company covenants and agrees that, except as provided in Section
6.1 below, until such time as the Company has consummated a Public Offering (as such term is defined in the Stockholders' Agreement):

         6.1 Securities Law Filings. Upon consummation of a Public Offering (as such term is defined in the Stockholders' Agreement), and for so long as the Purchasers hold Conversion Shares, the Company will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Purchasers to sell Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Purchaser, the Company will deliver a written statement as to whether it has complied with such requirements.

         6.2 Transactions with Substantial Holders. The Company shall not, directly or indirectly, enter into any material transaction or agreement with any stockholder owning or having a right to acquire 5% or more of the capital stock of the Company (a "Substantial Holder") or any affiliate or officer of the Company or a Substantial Holder, or a material transaction or agreement in which a Substantial Holder or affiliate or officer of the Company or a Substantial Holder has a direct or indirect interest, unless such transaction or agreement is on terms and conditions no less favorable to the Company or any Subsidiary than could be obtained at the time in an arm's length transaction with a third person that is not such a Substantial Holder or affiliate or officer of the Company or a Substantial Holder, and such transaction or agreement has been reviewed and approved by (i) a majority of those members of the Company's Board of Directors who have no such interest in the transaction, and (ii) not less than a majority of the outstanding Preferred Shares voting separately as a class. Except as provided in Section 9.3, this Section 6.2 shall not be enforceable against the Company by any person or entity not a party to this Agreement.

         6.3  Business and Financial Covenants.  The Company covenants that:

                  (a) Without the prior written consent of the holders of not less than a majority of the outstanding Preferred Shares voting separately as a class:

                           (1) Merger, Consolidation, Acquisitions, Sale of
                  Assets.

                           (i) The Company shall not merge, effect a liquidation
                  or statutory
                  share exchange, consolidate with, or otherwise engage in any transaction or series of related transactions which results in a change of control or permit any Subsidiary to merge, effect a liquidation or statutory share exchange, or consolidate with, any entity or otherwise effect a change of control.

                           (ii) The Company shall not sell, assign, lease or
                  otherwise dispose of, or permit any Subsidiary to sell, assign, lease or otherwise dispose of, all or substantially all of its assets (whether now owned or hereafter acquired).

                           (iii) Except for up to 4,000,000 shares of Common
                  Stock of the Company which may be issued upon the exercise of options granted under the Company's Employee Incentive Plan pursuant to option grants having a per share exercise price of not less than fair market value on the date of grant as determined by the Board of Directors, the Company will not, and will not permit any Subsidiary to, hereafter issue or sell any shares of capital stock or any securities convertible into, or any warrants, rights, or options to purchase shares of, the capital stock of the Company or such Subsidiary to any person or entity other than the Company, and the Company will not pledge any of the capital stock of any Subsidiary to any person or entity. Notwithstanding the foregoing, the Company may issue 679,998 shares of Series B Preferred Stock, in the aggregate, to Joseph Lawrence, William Oberlin, David C. Poole, Terry E. Richardson and Capital Insights Growth Investors, L.P. on the same terms and conditions as contained in this Agreement including, without limitation, the conditions that such individuals become parties to this Agreement, the Stockholders' Agreement and Registration Rights Agreement and that the Purchasers receive the opinion of Wyche, Burgess, Freeman & Parham, P.A., counsel for the Company, dated concurrently with and relating to such issuance, in the form and substance satisfactory to the purchasers and the Purchasers' counsel covering such matters as the Purchasers and their counsel may reasonably request, provided however; that such issuance must close no later than August 4, 1999.

                           (2) Loans to and Investments in Others. The Company
                  shall not (except for the advancement of money for expenses in the ordinary course of business) make, or permit any Subsidiary to make, any loans or advances to any person or entity or have outstanding any investment in any entity, whether by way of loan or advance to, or by the acquisition of the capital stock, assets or obligations of or any interest in, any person or entity.

                           (3) Restricted Payments; Repurchase of Common Stock.
                  Except as permitted by Section 6.9 hereof, neither the Company nor a Subsidiary shall declare or make any

                  Restricted Payment. "Restricted Payment" means (i) any payment or the incurrence of any liability to make any payment in cash, property or other assets as a dividend or other distribution in respect of any shares of capital stock of the Company or any Subsidiary, excluding, however, any dividends payable to the Company by a Subsidiary, and (ii) except as otherwise permitted by the Documents or as required by the Company's Articles of Incorporation, any payment or the incurrence of any liability to make any payment in cash, property or other assets for the purposes of purchasing, retiring or redeeming any shares of any class of capital stock of the Company or any Subsidiary or any warrants, options or other rights to purchase any such shares, other than employee stock repurchases approved by the Board of Directors of the Company upon termination of such employee's employment.

                           (4) Articles of Incorporation. The Company shall not
                  amend or repeal its articles of incorporation or bylaws, or violate or breach any of the provisions thereof.

                           (5) Debt/Lease Obligations. The Company shall not (i)
                  create, incur or suffer to exist or permit any Subsidiary to create, incur or suffer to exist, any debt or any obligations for the payment of rent for any property real or personal under leases or agreements to lease ("Lease Obligations") other than debt or Lease Obligations which in the aggregate do not exceed $10,000,000 in any one calendar year, and (ii) materially amend, modify, extend or refinance or permit any Subsidiary to materially amend, modify, extend or refinance any existing debt or Lease Obligation.

                           (6) Other Actions. The Company shall not take any
                  other action that could reasonably be expected to have a Material Adverse Effect on the holders of the Preferred Shares.

                  (b) Without the consent of (i) a majority of the Board of Directors, and (ii) the directors nominated by the holders of the Preferred Stock and elected in accordance with the terms of the Stockholders' Agreement:

                             (1) Acquisitions. The Company shall not acquire, or
                  permit any Subsidiary to acquire, directly or indirectly, the assets of or equity interests in any other business or entity, whether by purchase, merger, consolidation or otherwise.

                             (2) Public Offering. The Company shall not effect
                  an initial public offering of any equity securities, other than a public offering in which the Company would receive net offering proceeds of not less than $20,000,000 and the common equivalent price per share to the public is not less than $9.38, subject to equitable adjustment for any subdivision, stock split, combination or other similar corporate transaction affecting the capital stock of the Company.

         6.4  Corporate Existence, Business, Maintenance, Insurance.

                  (a) The Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises deemed material to its business and those of its Subsidiaries, except any Subsidiary of the Company may be merged into the Company or another Subsidiary.

                  (b) The Company shall engage solely in the business of providing local exchange and long distance telecommunication services to residential customers and small and medium size businesses and such other related business activities approved by the Board. The Company (and any Subsidiary) will not purchase or acquire any property other than property useful in and related to such business.

                  (c) The Company will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and any Subsidiary and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company and any Subsidiary will at all times comply in all material respects with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder.

                  (d) The Company will maintain or cause to be maintained, with financially sound and reputable insurers, appropriate insurance with respect to its properties and business and the properties and business of any Subsidiary against loss or damage.

         6.5  Payment of Taxes; ERISA.

                  (a) The Company will pay, and will cause any Subsidiary to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings and if such reserve or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

                  (b) The Company and any Subsidiary will comply in all material respects with the Employee Retirement Income Security Act of 1974, as amended from time to time.

         6.6  Books and Records, Compliance.

                  (a) The Company and any Subsidiary will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                  (b) The Company and any Subsidiary shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its property or assets.

         6.7 Directors' and Officers' Liability Insurance. The Company shall use its best efforts to obtain directors' and officers' liability insurance, if such insurance is available at a cost which the Company's Board of Directors deems to be reasonably satisfactory.

         6.8 Repurchase of Preferred Shares. Except as provided in the Company's Articles of Amendment, the Company shall not, and shall not permit any Subsidiary or any affiliate of the Company to, directly or indirectly, redeem or repurchase or make any offer to redeem or repurchase any Preferred Shares (or Conversion Shares), unless the Company, such Subsidiary or such affiliate has offered to repurchase Preferred Shares (or Conversion Shares) pro rata, from all holders of outstanding Preferred Shares (or Conversion Shares) upon the same terms and such repurchase has been approved by not less than a majority of the outstanding Preferred Shares (voting as a single class).

         6.9 Compensation. All awards of compensation, including, but not limited to, salary, bonus and awards of stock options made to executive officers, key managers and/or directors of the Company shall be determined by the Company's Board of Directors in accordance with the terms of the Stockholders' Agreement.

         6.10 Key Person Life Insurance. The Company shall maintain and keep in full force and effect key person life insurance on the life of Shaler P. Houser in an aggregate amount of not less than $5,000,000 with the proceeds thereof payable to the Company.

         6.11 SBA Requirements. The Company will at all times after the Closing Date comply with the nondiscrimination requirements of 13 C.F.R. Sections 112 and 113.


                                   ARTICLE VII
                                   INFORMATION

         The Company covenants and agrees that it shall deliver the following information and provide the following rights to each Purchaser (including permitted transferees in accordance with Section 9.3, except as set forth in
Section 7.7), for so long as such Purchaser together with its affiliates (or such transferees) shall hold at least 5% of the aggregate outstanding Preferred Shares or Conversion Shares (considered as a single class), or until such time as the Company shall have consummated a Qualified Public Offering (as defined in the Articles of Amendment):

         7.1 Audited Annual Financial Statements. As soon as practicable and, in any case, within one hundred and twenty (120) days after the end of each fiscal year, financial statements of the Company, consisting of the balance sheet of the Company as of the end of such fiscal year and the statements of operations, statements of shareholders' equity and statements of cash flows of the Company for such fiscal year, setting forth in each case, in comparative form, the figures for the preceding fiscal year, all in reasonable detail and fairly presented in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein, and accompanied by an opinion thereon of KPMG Peat Marwick LLP, or other independent certified public accountants selected by the Company of good and recognized national standing in the United States.

         7.2 Quarterly Unaudited Financial Statements. As soon as practicable and, in any case, within forty-five (45) days after the end of each of the first three fiscal quarters in each fiscal year, unaudited financial statements of the Company setting forth the balance sheet of the Company at the end of each such fiscal quarter and the statements of operations and statements of cash flows of the Company for each such fiscal quarter and for the year to date, and setting forth in comparative form figures as of the corresponding date and for the corresponding periods of the preceding fiscal year (provided that quarterly statements of cash flows shall not be required for periods ended prior to the Closing Date), all in reasonable detail and certified by an accounting officer of the Company as complete and correct, as having been prepared in accordance with generally accepted accounting principles consistently applied and as presenting fairly, in all material respects, the financial position of the Company and any Subsidiary and results of operations and cash flows thereof subject, in each case, to customary exceptions for interim unaudited financial statements.

         7.3 Monthly Unaudited Financial Statements. As soon as available, but in any event within thirty (30) days after the end of each calendar month, copies of the unaudited balance sheet of the Company as at the end of such calendar month and the related unaudited statements of operations and cash flows for such calendar month and the portion of the calendar year through such calendar year, in each case setting forth in comparative form the figures for the corresponding periods of (a) the previous calendar year (provided that monthly financial information shall not be required for periods ended prior to the Closing Date) and (b) commencing on August 1, 1999, the budget for the current year, prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein and certified by the chief financial officer of the Company as presenting fairly the financial condition and results of operations of the Company and any Subsidiary (subject to customary exceptions for interim unaudited financial statements).

         7.4 Management's Analysis. All the financial statements delivered pursuant to Sections 7.1 and 7.2 shall be accompanied by an informal narrative description of material business and financial trends and developments and significant transactions that have occurred in the appropriate period or periods covered thereby.

         7.5 Budgets. As soon as practicable, but in any event within ninety
(90) days prior to the commencement of a fiscal year, an annual operating budget for such fiscal year, approved by the Board of Directors, including monthly income and cash flow projections and projected balance sheets as of the end of each quarter within such fiscal year.

         7.6 Inspection. (a) The Company shall, and shall cause any Subsidiary to, permit any such Purchaser, by its representatives, agents or attorneys:

                           (i) to examine all books of account, records, reports
                  and other papers of the Company or such Subsidiary except to the extent that such action would, in the reasonable opinion of counsel, constitute a waiver of the attorney/client privilege;

                           (ii) to make copies and take extracts from any
                  thereof, except for information which is confidential or proprietary;

                           (iii) to discuss the affairs, finances and accounts
                  of the Company or such Subsidiary with the Company's or such Subsidiary's officers and independent certified public accountants (and by this provision the Company hereby authorizes said accountants to discuss with any such Purchaser and its representatives, agents or attorneys the finances and accounts of the Company or such Subsidiary); and

                           (iv) to visit and inspect, at reasonable times and on
                  reasonable notice during normal business hours, the properties of the Company and such Subsidiary.

                  (b) Notwithstanding any provision herein to the contrary, the provisions of this Section 7.6 are in addition to any rights of the Purchasers under the South Carolina Business Corporation Act of 1988, as amended and shall in no way limit such rights.

                  (c) The expenses of any Purchaser in connection with any such inspection shall be for the account of such Purchaser. Notwithstanding the foregoing sentence, it is understood and agreed by the Company that all reasonable expenses incurred by the Company or such Subsidiary, any officers, employees or agents thereof or the independent certified public accountants therefor, shall be expenses payable by the Company and shall not be expenses of the Purchaser making the inspection.

         7.7 Other Information. The Company shall deliver the following to each such Purchaser, provided that in the reasonable opinion of counsel to the Company such disclosure will not constitute a waiver of the attorney/client privilege:

                           (a) promptly after the submission thereof to the
                  Company, copies of any detailed reports (including the auditors' comment letter to management, if any such letter is prepared) submitted to the Company by its independent auditors in connection with each annual or interim audit of the accounts of the Company made by such accountants;

                           (b) promptly, and in any event within ten (10) days
                  after obtaining knowledge thereof, notice of the institution of any suit, action or proceeding (other than a proceeding of general application which is not directly against the Company or one or more Subsidiary), the happening of any event or, to the best knowledge of the Company, the assertion or threat of any claim against the Company or any Subsidiary;

                           (c) promptly upon, and in any event within thirty
                  (30) days after obtaining
                  knowledge thereof, notice of any breach of, default under or failure to comply with any term under this Agreement or any of the Documents or any material adverse change in the Company's relationship with its major customers, suppliers, employees or other entity with which the Company has a business relationship;

                           (d) with reasonable promptness, a notice of any
                  default by the Company or any Subsidiary under any material agreement to which it is a party;

                           (e) with reasonable promptness, copies of all written
                  materials furnished to directors;

                           (f) promptly (but in any event within ten days) after
                  the filing of any document or material with the SEC, a copy of such document or material;

                           (g) promptly after the record date set by the Board
                  of Directors to determine the stockholders entitled to vote at the Company's annual meeting of stockholders (but in any event ten days prior to such meeting), a list of all stockholders of the Company and their respective holdings; and

                           (h) promptly upon request therefor, such other data,
                  filings and information as any Purchaser may from time to time reasonably request.


                                  ARTICLE VIII
                                    EXPENSES

         8.1 Expenses of Directors. The Company shall reimburse each Purchaser's Board representative elected pursuant to the Stockholders' Agreement, his reasonable, out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors of the Company or conducting such other activities as may be requested by the Company.

         8.2 Legal Fees and Other Expenses. The Company shall pay or reimburse the Purchasers for all fees and charges incurred by them, including all reasonable legal, consulting and accounting fees, in connection with the preparation, execution, and delivery of the Documents and the consummation of the transactions contemplated thereby whether or not the transactions contemplated by this Agreement are consummated.

         8.3 Finder's Fee. Each party represents and warrants to each other party that it has employed no broker or finder.

         8.4 Other Expenses. The Company shall pay, and shall save each Purchaser harmless against liability for, reasonable costs and expenses relating to any modification, amendment or alteration of this Agreement and the other Documents (including, without limitation, reasonable legal fees and disbursements and any applicable taxes thereon). The obligations of the Company under this Section

8.4 shall survive the termination of this Agreement and the other Documents.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Survival. Except for the covenants and agreements contained in Articles VI, VII, and VIII hereof which shall survive termination of this Agreement in accordance with their respective terms, all agreements and covenants made by the Company and the Founders herein or by the Company or Founders in any certificate or other instrument delivered under or in connection with this Agreement shall be considered to have been relied upon by the Purchasers and shall survive the delivery to the Purchasers of the Preferred Shares regardless of any investigation made by the Purchasers or on their behalf.

         9.2 Indemnification. (a) Indemnification by the Company. The Company shall, to the fullest extent permitted by law, indemnify, defend and hold each Purchaser harmless from and against any liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), arising out of or related to the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company contained in this Agreement or any other document or instrument executed or entered into by the Company in connection with the consummation of the transactions contemplated herein.

                  (b) Indemnification by the Purchasers. Each Purchaser shall, severally and not jointly, to the fullest extent permitted by law, indemnify, defend and hold the Company harmless from and against any liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), arising out of or related to the untruth, inaccuracy or breach of any of the representations, warranties or agreements of such Purchaser contained in this Agreement or any other document or instrument executed or entered into by such Purchaser in connection with the consummation of the transactions contemplated herein.

                  (c) Survival of Representations and Warranties; Duration of Rights of Indemnification. The representations and warranties contained in this Agreement and the right of each party to be indemnified hereunder shall survive for a period of two years following the Closing Date; provided, however, the right of each party to seek indemnification shall continue after such two year period with respect to:

                           (i) any claim for indemnification properly noticed
                  within such two year period;

                           (ii) any claim for indemnification arising out of or
                  related to a breach of the representations and warranties contained at Sections 2.6, 2.7, 2.8 or 2.22 of this Agreement, which right of indemnification shall extend until the expiration of all applicable statutes of limitation.

         9.3 Transfer and Termination of Rights. No rights under this Agreement may be transferred, except that:

                           (i) the rights of a Purchaser under this Agreement
                  may be transferred after the Closing in connection with a transfer of Preferred Shares made in accordance with the provisions of the Stockholders' Agreement (other than a transfer pursuant to a registration statement under the Securities Act or a transfer pursuant to Rule 144 thereunder); and

                           (ii) all the rights of a Purchaser may be transferred
                  to an affiliate of such Purchaser;

provided, that any such transferee shall execute and deliver to the Company an instrument satisfactory to it agreeing to be bound by the provisions hereof and of the Stockholders' Agreement and the Registration Rights Agreement.

         9.4 Binding Effect. Subject to the limitations on transfer set forth in
Section 9.3, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         9.5 Amendment. This Agreement may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company and (i) on or prior to the Closing Date, each Purchaser, and (ii) after the Closing Date, the holders of a majority of the Preferred Shares and any Conversion Shares voting as a single class. Notwithstanding the foregoing, as contemplated by Section 6.3(a) (iii) hereof, William Oberlin, Joseph Lawrence, David C. Poole, Terry E. Richardson and Capital Growth Investors, L.P. may become parties to this Agreement by entering into a Joinder Agreement in substantially the same form as Exhibit F hereto. Upon the execution of the Joinder Agreement and the issuance of shares to such parties, Schedule I hereto shall be updated to reflect such issuance.

         9.6 Governing Law. The interpretation, validity and performance of the terms of this Agreement shall be governed by the laws of the State of South Carolina, regardless of the law that might be applied under principles of conflicts of law.

         9.7 Notices. (a) All communications under this Agreement shall be in writing and (i) sent by facsimile transmission and by certified or registered mail, return receipt requested, courier or overnight mail, or (ii) sent by certified or registered mail, return receipt requested, courier or overnight mail (A) if to a Purchaser, to such Purchaser's facsimile number and address set forth in Schedule I, or at such other address as such Purchaser may have furnished to the Company in writing, (B) if to any transferee of a Purchaser, to it at its facsimile number and address listed in the stock ledger books of the Company, or at such other address as such Purchaser or transferee shall have furnished to the Company in writing, and (C) if to the Company, to 200 North Main Street, Suite 303, Greenville, South Carolina 29601, Attention: Hamilton E. Russell III, Esq. or at such other address or facsimile number as it shall have furnished in writing to all Purchasers.

                  (b) Any written communication so addressed, sent by facsimile transmission or certified or registered mail, return receipt requested, courier or overnight mail, shall be deemed to have been given when sent via facsimile or mailed or deposited with a courier. All other written communications shall be deemed to have been given upon receipt thereof.

         9.8 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         9.9 Regulatory Requirements. In the event of any reasonable determination by any Purchaser that, by reason of any future federal or state rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a "Regulatory Requirement"), it is effectively restricted or prohibited from holding any of the shares of capital stock of the Company (including any shares of capital stock or other securities distributable to such Purchaser in any merger, reorganization, readjustment or other reclassification of such shares), the Company shall take such action, at the Company's expense, as may be deemed reasonably necessary by such Purchaser to permit such Purchaser to comply with such Regulatory Requirement. Such action to be taken may include, without limitation, the Company's authorization of one or more new classes of capital stock and the modification of amendment of the articles of incorporation or any other documents or instruments executed in connection with the shares held by such Purchaser. Such Purchaser shall give written notice to the Company of any such determination and the action or actions necessary to comply with such Regulatory Requirement, and the Company shall take all steps necessary to comply with such determination as expeditiously as possible. This Section 9.9 shall not be deemed to limit in any respect the representations of the Purchasers in Sections 3.2 and 3.4 hereof

         9.10 Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have executed this Preferred Stock Purchase Agreement as of the date first above written.

                             STATE COMMUNICATIONS, INC.

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             RICHLAND VENTURES II, L.P.
                             By:  Richland Partners II, Inc., General Partner

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             RICHLAND VENTURES III, L.P.
                             By:  Richland Partners III, Inc., General Partner

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             FIRST UNION CAPITAL PARTNERS, INC.

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             MOORE GLOBAL INVESTMENTS, LTD.
                             By: Moore Capital Management, Inc., Trading Advisor

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             REMINGTON INVESTMENTS STRATEGIES, L.P.
                             By: Moore Capital Advisors, L.L.C., General Partner

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------


                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed this Preferred Stock Purchase Agreement as of the date first above written.


                             BOSTON MILLENNIA PARTNERS LIMITED PARTNERSHIP
                             By: Glen Partners Limited Partnership,
                                 General Partner

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             BOSTON MILLENNIA ASSOCIATES I PARTNERSHIP

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------



                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed this Preferred Stock Purchase Agreement as of the date first above written.


                             SOUTHEASTERN TECHNOLOGY FUND

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             ---------------------------------------------------
                             JOHN R. TERRELL


                             WYCHE BURGESS PROFIT SHARING PLAN FUND II
                             By:
                                ------------------------------------------------

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             ---------------------------------------------------
                             CHARLES S. HOUSER


                             HOUSER CHARITABLE REMAINDER UNITRUST

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             ---------------------------------------------------
                             JOHN T. MILLS, SR.




                             WILLOU & CO.

                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------

                                   SCHEDULE I

                                   PURCHASERS


                                                                                                          (D)
                                                                                                   Principal Amount
                                                                                      (C)               of Debt             (E)
                                           (A)                   (B)               Cash to be        Converted at      Subscription
             Purchasers               No. of Shares     Total Purchase Price    Paid at Closing         Closing         Receivable
             ----------               -------------     --------------------    ---------------    ----------------    ------------

Richland Ventures II, L.P.               666,666            $2,499,997.50        $1,999,998.75        $499,998.75            0
3100 West End Avenue
Suite 400
Nashville, TN  37203-1304
(615) 383-8030
Fax:  (615) 269-0463

Richland Ventures III, L.P.             2,666,667          $10,000,001.25        $10,000,001.25            0                 0
3100 West End Avenue
Suite 400
Nashville, TN  37203-1304
(615) 383-8030
Fax:  (615) 269-0463

First Union Capital Partners, Inc.      1,466,667           $5,500,001.25         $5,000,002.50       $499,998.75            0
One First Union Center
301 South College Street
Floor 5
Charlotte, NC  28288-0732
(704) 374-4948
Fax:  (704) 374-6711

                                   SCHEDULE I

                                   PURCHASERS


Moore Global Investments, Ltd.           2,666,667          $10,000,001.25       $10,000,001.25            0                 0
c/o Citco Fund Services (Bahamas),
Ltd.
Bahamas Financial Center
Charlotte & Shirley Street
P.O. Box CB 13136
Nassau, Bahamas
(212) 782-7033
Fax:  (212) 575-6832

Remington Investment Strategies, L.P.    2,666,667          $10,000,001.25       $10,000,001.25        ________          ________
1251 Avenue of the Americas
New York, NY  10023
(212) 782-7143
Fax:  (212) 382-9843

Southeastern Technology Fund              533,333            $1,999,998.75       $1,000,001.25        $999,997.50            0
7910 South Memorial Parkway
Suite F
Huntsville, AL  35802
(256) 883-8711
Fax:  (256) 883-8558

Boston Millennia Partners                1,844,257           $6,915,963.75             0                   0           $6,915,963.75
30 Rowes Wharf, Suite 330
Boston, MA  02110
(617) 428-5150
Fax:  (617) 428-5160

                                   SCHEDULE I

                                   PURCHASERS


Boston Millennia Associates I              22,410           $84,037.50               0                     0           $84,037.50
Partnership
30 Rowes Wharf, Suite 330
Boston, MA  02110
(617) 428-5150
Fax:  (617) 428-5160

John R. Terrell                            20,000           $75,000.00           $75,000.00                0                0
c/o Richland Ventures
200 31st Avenue North, Suite 200
Nashville, TN  37205
(615) 383-8030
Fax:  615-269-0463

Wyche Burgess Profit Sharing Plan          33,333           $124,998.75                               $124,998.75
Fund II
c/o Cary Hall
PO Box 728
Greenville, SC 29602

Charles Houser                            166,666           $624,997.50           $375,000            $249,997.50           0
101 River Route
11866 Magnolia Street
Magnolia Springs, AL 36555

Houser Charitable Trust                    66,666           $249,997.50              0                $249,997.50           0
c/o Cornerstone Management
ATTN: Bryan Taylor
7076 Peachtree Industrial Blvd.
Suite 100
Norcross, GA 30071

                                   SCHEDULE I

                                   PURCHASERS


John T. Mills, Sr.                        100,000             $375,000.00              0               $375,000.00           0
504 Hidden Hills Drive
Greenville, SC 29602


Willou & Co.                              266,666             $999,997.50              0               $999,997.50           0
c/o Frank Maybank
PO Box 10856 FS
Greenville, SC 29603



TOTAL                                    13,186,665         $49,449,993.75       $38,450.006.25       $3,999,986.25    $7,000,001.25

                            FORM OF JOINDER AGREEMENT

         Set forth below is the form of joinder agreement entered into by and between TriVergent (f/k/a State Communications, Inc.) and each of Joseph A. Lawrence, William H. Oberlin, David C. Poole, Terry E. Richardson and Capital Insights Growth Investors, L.P. on August 2, August 3, August 3, July 28 and July 28, 1999, respectively, making these persons parties to the Preferred Stock Purchase Agreement for 13,186,665 Shares of Series B Convertible Preferred Stock and related agreements.

                                JOINDER AGREEMENT

         The undersigned hereby agrees to become a party to the Stock Purchase Agreement, dated July 28, 1999, among State Communications, Inc., a South Carolina corporation (the "Company") and the other purchasers listed on the signature pages thereto or any purchasers added thereto in the future by way of joinder, the Amended and Related Stockholders' Agreement, dated July 28, 1999, among the Company and the other stockholders listed on the signature pages thereto or any stockholders added thereto by way of joinder and the Registration Rights Agreement, dated July 28, 1999, among the Company and the other stockholders listed on the signature pages thereto or any stockholders added thereto by way of joinder (collectively, the "Agreements"). Furthermore, the undersigned acknowledges that he has carefully reviewed the Agreements, copies of which are attached hereto, and agrees to be bound by all of their terms and conditions. The parties hereto agree that this Joinder Agreement is hereby incorporated by reference into the Agreements, and further direct that this Joinder Agreement be placed with the Agreements and kept with the records of the Company.

         This _____ day of ____________, 1999.


                                              __________________________________

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________
ACCEPTED:

STATE COMMUNICATIONS, INC.

By:______________________________________

Name:____________________________________

Title:___________________________________